EXHIBIT 99.2

Exposure Summary - Discontinued Operations
(Preliminary Estimates)

                                              Cash ETC
                                           Prior    Current      Q2 P&L      Cash Portion
($ Millions)                              Estimate  Estimate     Impact   Total    2001
Guaranteed Projects (50)
 Operations and Maintenance (33)             $0         $0         $0       $0     $0
 Engineering/Procurement/Construction (17)
   SITHE Projects (2)                      $325    $450-700      $125     $125     $0
   Others (15)                           $0-125     $36-125       $36      $36    $25
                                       --------    --------      ----     ----    ---
        Subtotal                       $325-450    $486-825      $161     $161    $25


Indemnified Projects (4)                                          $40      $40     $36
Retained Assets                                                   $71      $0       $0
Purchase Price Adjustment                                          $0      $0       $0
                                                                 ----    ----      ---
        Total                                                    $272    $201      $61
